Exhibit 99

777 Post Oak Blvd, Suite 500
Houston, Texas 77056
713-830-9600
Fax 713-830-9696

CONTACT:	Gordon Beittenmiller
Chief Financial Officer
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

—     Significant Increase in Income - Record Backlog     —

Houston, TX – August 2, 2004 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $4,174,000 or $0.10 per diluted share, for the quarter ended June 30, 2004, as compared to net income of $2,573,000 or $0.07 per diluted share, in the second quarter of 2003.  Net income in the second quarter of 2003 was benefited by $0.02 per diluted share resulting from an unusually low tax provision related to a conservative tax position that the Company had taken in the first quarter of last year.  Excluding the charges for restructuring and debt cost writeoff, and the effect of divested units not included in discontinued operations, net income from ongoing operations was $3,193,000 or $0.08 per diluted share in the second quarter of 2003, again including a $0.02 per diluted share benefit in connection with the tax item noted previously.

The Company reported revenues from continuing operations of $203,948,000 in the current quarter as compared to $198,799,000 in 2003.  The Company also reported free cash flow of $11,647,000 in the current quarter as compared to free cash flow of $13,095,000 in 2003.  Backlog as of June 30, 2004 was a record $488,584,000, as compared to $473,163,000, the previous record as of March 31, 2004, and $453,888,000 on a same-store basis as of June 30, 2003.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are pleased to report another quarter of steady progress for Comfort Systems USA.  Revenues were up 3% over last year, while operating income at ongoing operations increased 43% and margins climbed by more than 100 basis points.  Pre-tax income grew by an even greater amount as a result of significantly lower interest expense this year.  Free cash flow came in at healthy levels this quarter, while backlog reached another record growing 8% over last year, and showed indications of improving profitability.”

The Company reported net income from continuing operations for the six months ended June 30, 2004 of $5,315,000 or $0.13 per diluted share as compared to a net loss from continuing operations of $1,693,000 or $0.05 per diluted share in 2003.  Excluding charges for restructuring, debt cost writeoff, and divested units not reported in discontinued operations, net income from ongoing operations was $803,000 or $0.02 per diluted share for the six months ended June 30, 2003.  The latter amount was benefited by $0.01 per diluted share resulting from tax benefits associated with certain state level losses incurred during that period that were unusually large in comparison to the rest of the Company’s pre-tax income for the period.

The Company reported revenues of $396,749,000 from continuing operations for the first six months of 2004, as compared to $378,068,000 in 2003.  Excluding divested units not reported in discontinued operations, same-store revenues were up 6% from $374,031,000 in 2003.

Murdy continued, “As we noted last quarter, our markets have experienced sharp increases this year in the cost of certain commodities used in our work, including steel, iron, and copper, which comprise 10% to 15% on average of the cost of our projects.  We also indicated that we expected commodity inflation to have a modest effect on our results arising from projects where commodity inflation not anticipated in our cost estimates and price commitments could not be recovered in higher revenues on those projects.  This effect during the second quarter was approximately $1 million before taxes, or $0.01 per diluted share, which we absorbed while still producing significant income and margin increases for the quarter.  Based on certain steps we initiated earlier this year in response to commodity cost volatility, including early buying of materials for certain projects, and price adjustment provisions in project bids and contracts, we expect the impact of unrecoverable commodity cost inflation to be lower in coming quarters than it was in this quarter.

“While it remains possible that broader commodity cost inflation could slow demand for nonresidential new construction and replacement, we have not seen indications of this so far.  Instead, we continue to see modestly improving activity levels in our industry.  For our part, we have maintained our determined efforts, including cost containment and further strengthening of our balance sheet, to position the Company for ongoing performance as our industry environment turns more favorable.  We remain focused on delivering significantly better results for 2004 as compared to 2003.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Tuesday, August 3, 2004 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-773-756-4600.  A replay of the entire call will be available until 5:00 p.m. Central Time, Tuesday, August 10, 2004 by calling 1-402-998-1310.

Comfort Systems USA is a premier provider of business solutions addressing workplace comfort, with 59 locations in 48 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the lack of a combined operating history and the difficulty of integrating formerly separate businesses, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

–    Financial table follows  –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2004 and 2003

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	%	2003	%	2004	%	2003	%
Revenues	$203,948	100.0%	$198,799	100.0%	$396,749	100.0%	$378,068	100.0%
Cost of services	170,827	83.8%	164,902	82.9%	333,604	84.1%	317,179	83.9%
Gross profit	33,121	16.2%	33,897	17.1%	63,145	15.9%	60,889	16.1%

SG&A	25,717	12.6%	28,762	14.5%	52,772	13.3%	59,174	15.7%
Restructuring charges	—	—	1,112	0.6%	—	—	2,274	0.6%

Income (loss) from operations	7,404	3.6%	4,023	2.0%	10,373	2.6%	(559)	(0.1)%

Interest expense, net	282	0.1%	1,052	0.5%	779	0.2%	1,594	0.4%
Other expense (income)	(396)	(0.2)%	(102)	(0.1)%	270	0.1%	147	—
Write-off of debt costs	—	—	—	—	—	—	823	0.2%
Income (loss) before taxes	7,518	3.7%	3,073	1.5%	9,324	2.4%	(3,123)	(0.8)%
Income taxes	3,213		626		4,009		(1,430)
Income (loss) from continuing operations	4,305	2.1%	2,447	1.2%	5,315	1.3%	(1,693)	(0.4)%

Discontinued operations:
Operating income, net of income tax expense of $4, $84, $27 and $225	6		126		39		362
Estimated loss on disposition, including income tax expense of $235, $0, $235 and $231	(137)		—		(137)		(912)

Net income (loss)	$4,174		$2,573		$5,217		$(2,243)

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$0.11		$0.07		$0.14		$(0.05)
Discontinued operations -
Income from operations	—		—		—		0.01
Estimated loss on disposition	—		—		—		(0.02)
Net income (loss)	$0.11		$0.07		$0.14		$(0.06)

Diluted -
Income (loss) from continuing operations	$0.10		$0.07		$0.13		$(0.05)
Discontinued operations -
Income from operations	—		—		—		0.01
Estimated loss on disposition	—		—		—		(0.02)
Net income (loss)	$0.10		$0.07		$0.13		$(0.06)

Shares used in computing income (loss) per share:
Basic	38,340		37,640		38,237		37,631
Diluted	39,998		37,983		39,480		38,804

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, warrants and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Information Relating to Earnings (Loss) Per Share (amounts in thousands, except for per share amounts) (unaudited)

	Three Months Ended June 30, 2004					Three Months Ended June 30, 2003
	Income from continuing operations (after tax)		Shares		Income per share	Income from continuing operations (after tax)	Shares		Income per share

Basic earnings per share	$4,305		38,340		$0.11	$2,447	37,640		$0.07
Adjustment to income from continuing operations (after tax):
Remove mark-to-market decrease in the amount of warrant and put obligation (after tax)	(340)					— (a)

Adjustments to shares:
Effect of shares issuable under stock option plans			1,078				118
Effect of shares issuable related to warrant			409				—	(a)
Effect of contingently issuable restricted shares			171				225

Diluted earnings per share	$3,965		39,998		$0.10	$2,447	37,983		$0.07

	Six Months Ended June 30, 2004					Six Months Ended June 30, 2003
	Income from continuing operations (after tax)		Shares		Income per share	Income (loss) from continuing operations (after tax)	Shares		Income (loss) per share

Basic earnings per share	$5,315		38,237		$0.14	$(1,693)	37,631		$(0.05)
Adjustment to income (loss) from continuing operations (after tax):
Remove mark-to-market decrease in the amount of warrant and put obligation (after tax)	—	(a)				(92)

Adjustments to shares:
Effect of shares issuable under stock option plans			1,051				—	(b)
Effect of shares issuable related to warrant			—	(a)			1,173	(c)
Effect of contingently issuable restricted shares			192				—	(b)

Diluted earnings (loss) per share	$5,315		39,480		$0.13	$(1,785)	38,804		$(0.05)

(a)                                  Exclusion of the mark-to-market adjustment to the amount of the warrant and put obligation for this period would increase earnings per share, or be anti-dilutive.  In accordance with generally accepted accounting principles, this anti-dilutive impact is excluded from determining diluted earnings (loss) per share.

(b)                                 Due to the loss incurred in this period, these shares are excluded in the computation of diluted earnings (loss) per share because they have an anti-dilutive impact.

(c)                                  For the first six months of 2003, when the warrant was dilutive for purpose of calculating EPS, a significantly larger number of share equivalents was included in the EPS calculation than was added in the current year.  This resulted primarily because the put portion of the related warrant and put obligation was significantly larger in 2003, and EPS calculation rules require an assumption that additional shares of stock are issued to raise proceeds to fund the put obligation.  At the end of 2003, a renegotiation of the warrant and put obligation virtually eliminated the value of the put portion of the obligation.  As a result, in future periods when the effect of including the warrant and put obligation in our EPS calculation is dilutive to EPS, share equivalents relating to the warrant that will be included in EPS are much more likely to be at or around the actual number of shares exercisable under the warrant - approximately 409,000 shares.

Supplemental Information Relating to Ongoing Operations (unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	%	2003	%	2004	%	2003	%
Revenues	$203,948		$198,799		$396,749		$378,068
Divested units not reflected in discontinued operations	—		—		—		(4,037)
Revenues from ongoing operations	203,948	100.0%	198,799	100.0%	396,749	100.0%	374,031	100.0%

Cost of services	170,827		164,902		333,604		317,179
Divested units not reflected in discontinued operations	—		(16)		—		(4,037)
Cost of services from ongoing operations	170,827	83.8%	164,886	82.9%	333,604	84.1%	313,142	83.7%

Gross profit from ongoing operations	33,121	16.2%	33,913	17.1%	63,145	15.9%	60,889	16.3%

Selling, general and administrative Expenses	25,717		28,762		52,772		59,174
Divested units not reflected in discontinued operations	—		(20)		—		(743)
Selling, general and administrative expenses from ongoing operations	25,717	12.6%	28,742	14.5%	52,772	13.3%	58,431	15.6%

Operating income from ongoing operations, excluding restructuring charges	7,404	3.6%	5,171	2.6%	10,373	2.6%	2,458	0.7%

Interest expense, net	282	0.1%	1,052	0.5%	779	0.2%	1,594	0.4%
Other expense (income)	(396)	(0.2)%	(102)	(0.1)%	270	0.1%	147	—

Income from ongoing operations before income taxes, excluding restructuring charges and the write-off of debt costs	7,518		4,221		9,324		717

Income tax expense (benefit)	3,213		1,028		4,009		(86)

Income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$4,305	2.1%	$3,193	1.6%	$5,315	1.3%	$803	0.2%

Income (loss) from continuing operations (after tax)	$4,305		$2,447		$5,315		$(1,693)

Divested units not reflected in discontinued operations (after tax)	—		23		—		483
Restructuring charges (after tax)	—		723		—		1,478
Write-off of debt costs (after tax)	—		—		—		535
Income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$4,305	2.1%	$3,193	1.6%	$5,315	1.3%	$803	0.2%

Diluted earnings per share - income from ongoing operations (after tax), excluding restructuring charges and the write-off of debt costs	$0.10		$0.08		$0.13		$0.02

Note 1:  Operating results from ongoing operations, excluding restructuring charges and the write-off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The bottom two calculations in the above table show income (loss) from ongoing operations (after tax) and related earnings per share information excluding divested units not reflected in discontinued operations, restructuring charges and the write-off of debt costs.  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Note 3:  Income tax expense shown above for the three and six month periods ended June 30, 2003 is unusually low.  For the three months ended June 30, 2003, this resulted primarily from the fact that less tax expense was necessary for this period because the Company had taken a conservative position of recording a relatively small tax benefit in the preceding quarter ending March 31, 2003 when it had incurred a loss. For the six months ended June 30, 2003 the unusually low tax expense shown above results primarily from tax benefits associated with certain state level losses incurred during that period that were unusually large in comparison to the rest of the Company’s pre-tax income for the period.  Had tax expense for the three months ended June 30, 2003 reflected the same tax rate as the three months ended June 30, 2004, net income would have been approximately

$776,000,  or $0.02 per diluted share, lower in the second quarter of 2003.   Had tax expense for the six months ended June 30, 2003 reflected the same tax rate as the six months ended June 30, 2004, net income would have been approximately $394,000,  or $0.01 per diluted share lower in the second quarter of 2003.

Supplemental Information – Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) (unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	%	2003	%	2004	%	2003	%
Net income (loss)	$4,174		$2,573		$5,217		$(2,243)
Discontinued operations	131		(126)		98		550
Income taxes	3,213		626		4,009		(1,430)
Write-off of debt costs	—		—		—		823
Other expense (income)	(396)		(102)		270		147
Interest expense, net	282		1,052		779		1,594
Depreciation	1,165		1,370		2,302		2,690
Divested units not reflected in discontinued operations	—		36		—		743
Restructuring charges	—		1,112		—		2,274
EBITDA	$8,569	4.2%	$6,541	3.3%	$12,675	3.2%	$5,148	1.4%

Note 1:  The Company defines earnings before interest, taxes, depreciation and amortization (EBITDA) as net income (loss), excluding discontinued operations, income taxes, write-off of debt costs, other expense (income), interest expense, net, depreciation, divested units not reflected in discontinued operations, and restructuring charges.  EBITDA may be defined differently by other companies.  EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
	(unaudited)
Cash and cash equivalents	$16,705	$10,129
Accounts receivable, net	166,495	167,567
Costs and estimated earnings in excess of billings	22,271	16,162
Other current assets	26,187	29,644
Total current assets	231,658	223,502

Property and equipment, net	12,966	13,223
Goodwill	103,470	103,470
Other noncurrent assets	9,996	10,915

Total assets	$358,090	$351,110

Current maturities of long-term debt	$2,076	$1,594
Accounts payable	57,811	58,516
Billings in excess of costs and estimated earnings	29,184	29,657
Other current liabilities	51,024	49,532
Total current liabilities	140,095	139,299

Long-term debt	7,806	8,809
Other long-term liabilities	2,714	2,342

Total liabilities	150,615	150,450

Total equity	207,475	200,660

Total liabilities and equity	$358,090	$351,110

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Cash flow from operating activities	$12,393	$13,923	$7,660	$11,580
Cash flow from investing activities	$(569)	$(3,502)	$(824)	$(4,586)
Cash flow from financing activities	$(238)	$(10,335)	$(267)	$(1,683)

Cash flow from operating activities	$12,393	$13,923	$7,660	$11,580
Taxes paid related to the sale of businesses	—	—	—	10,371
Purchases of property and equipment	(900)	(860)	(2,217)	(1,947)
Proceeds from sales of property and equipment	154	32	283	111
Free cash flow	$11,647	$13,095	$5,726	$20,115

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sales of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Free cash flow may be defined differently by other companies.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.